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                                                                    EXHIBIT 10.6

                             INGOT SUPPLY AGREEMENT


This Agreement made on               January                       2004,
                       -------------------------------------------


BETWEEN: ALCAN TAIHAN ALUMINUM LIMITED (hereinafter "ATA"), a company organized and existing under the laws of Korea, having its principal place of business at 23rd Floor, Yonsei Jaedan Severance Building, 84-11, 5-ga, Namdaemun-ro, Jung-gu, Seoul, 100-753, Korea


AND: ALCAN INC., (hereinafter "ALCAN"), a company organized and existing under the laws of Canada, having its principal place of business at 1188 Sherbrooke Street West, Montreal, Quebec, Canada, H3A 3G2.


The parties hereto agree as follows:


1.       DEFINITIONS

Except where the context otherwise requires, the following words or expressions shall have the meaning assigned to them below:

(a)      "Ingot" means 99.7% minimum purity primary aluminium ingot.

(b) "Kitimat Smelter" is Alcan's smelter located in Kitimat, British Columbia, Canada.

(c)      "Laterriere Smelter" is Alcan's smelter located in Laterriere, Quebec,
         Canada.

(d) "Sheet Ingot" means primary aluminium ingot for hot rolling of specified shape, quality, metallurgical and elemental composition, as mutually agreed, and per the Alloy Specification sheet as indicated under Item #7 "Technical Specifications", sourced from the Kitimat Smelter.

(e)      "Additional Sheet Ingot" is defined at Section 3(c).

(f)      "LME" means the London Metal Exchange.

(g)      "mt" means metric tonne(s).

(h) Unless otherwise specifically agreed herein, trade terms shall be interpreted in accordance with Incoterms 2000.

(i)      Unless otherwise specified, all amounts are in United States dollars.

(j)      Firm Annual Quantity is based on receipts into ATA inventory.


2.       DURATION AND TERMINATION OF AGREEMENT


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(a)      The term of this Agreement is *** years commencing on 1 January 2004 and continuing through 31 December *** (the "Initial Term"), unless terminated by either party in accordance with Section 2(b). Six (6) months prior to the end of the Initial Term, the parties may agree to renew the term of the Agreement, in which case the parties shall agree on the Firm Annual Quantity for the next year at least three (3) months prior to the end of the Initial Term.

(b) If a party breaches this contract ("Breaching Party"), the other party may give notice in writing to the Breaching Party requiring it to rectify the breach within thirty (30) days of the date of the notice, failing which, the other party may terminate this contract by notice in writing to the Breaching Party.

         During such 30-day period, the obligations of the parties under this contract continue.


3.       QUANTITIES

(a) ALCAN agrees to sell and deliver to ATA and ATA agrees to purchase and take delivery from ALCAN, the following quantities of Sheet Ingot ("Firm Annual Quantity"):

         ***:     ***mt (plus or minus 10%), ***kmt /m in Q1, ***kmt in April
                  ***kmt /m rest of ***
         ***:     ***mt (plus or minus 10%), evenly spread

         These quantities shall be divided equally on a monthly basis, plus or minus 20% in any given month, provided the Firm Annual Quantity is respected.

(b) If ATA wishes to increase its purchase volume of Sheet Ingot ("Additional Sheet Ingot"), ALCAN shall have a right of first refusal for the supply of such Additional Sheet Ingot to ATA. Such Additional Sheet Ingot may be sourced from ALCAN'S Laterriere Smelter if ALCAN is unable to source it from the Kitimat Smelter. Prior to accepting an order for Additional Sheet Ingot, ALCAN will notify ATA of the origin of the Additional Sheet Ingot. An additional cost over the costs indicated in Section 5 hereof will be charged to ATA for such additional Sheet Ingot supplied from Laterriere, to cover the costs of transport from Laterriere to Kitimat. This additional cost will be calculated at the time of order entry, as defined herein, using the following formula:

                  $ *** x [exchange rate at time of order entry]
                  ----------------------------------------------
                                       75

         This additional cost will only apply to Additional Sheet Ingot, and not to regular orders based on volumes indicated in subparagraph (a) hereof

(c) If ALCAN wishes to increase its volume of Sheet Ingot produced at the Kitimat Smelter, ATA shall have a right of first refusal for such increased production from ALCAN.

(d) Prior to the fifth business day of the second month preceding any shipment month, ATA shall confirm the tonnage of Sheet Ingot, plus or minus 20%, to be purchased in such shipment month.

         *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.




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(e)      Prior to the fifth business day of the month preceding any shipment month, ATA shall confirm the tonnage of Sheet Ingot, plus or minus 10%, to be purchased in such shipment month.

(f) Prior to the last business day before the fifteenth (15th) day of the month preceding any shipment month, ATA shall confirm the specific alloys, sizes and exact tonnage of Sheet Ingot to be purchased in such shipment month.

(g) If this Agreement is renewed past the Initial Term, both parties shall determine the Firm Annual Quantity at least ninety (90) days prior to the start of each year that the Agreement is renewed.

(h) The parties will use best efforts to minimize the number of alloy and size combinations. The minimum quantity of alloy size combination shall be 100 mt on a given order.

(i) In the event that ATA is unable to meet the Firm Annual Quantity and ALCAN is unable to sell the quantity equal to the difference between the minimum Firm Annual Quantity and the quantity purchased by ATA (the "Shortfall Quantity") to another value-added customer, ATA shall pay to ALCAN an amount corresponding to the Sheet Ingot premium specified in Schedule A for the Shortfall Quantity.


4.       PRODUCT MIX

(a) ATA shall order 90% of the Firm Annual Quantity as foil Sheet Ingot (the "Minimum Requirement").

(b) In the event that ATA does not order the Minimum Requirement, ATA shall purchase other 1000 series alloy products at the FQ Sheet Ingot Premium as specified in Schedule A and/or other alloys increased by the difference between 1000 series alloy products at the GP Sheet Ingot Premium and the FQ Sheet Ingot Premium, up to the Minimum Requirement of the minimum Firm Annual Quantity (90% of *** mt for 2004, or up to *** mt).


5.       PRICE

(a) The price to be paid by ATA for the Sheet Ingot supplied under this Agreement shall be determined in the following manner, on a DEQ basis:

         (i) The average calendar month LME cash settlement of the month of shipment, or as determined in the manner stated in sub-clause
                  (b) hereof; and

         (ii) C.I.F. Ingot premium, to be negotiated and agreed between ALCAN and ATA on a quarterly basis in accordance with market conditions in Japan; and

         (iii)    US$*** per mt for DEQ Ulsan port terms; and

         (iv)     Sheet Ingot premium, as specified in Schedule A; and

         (v)      Size surcharge, as specified in Schedule A; less

         *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.




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         (vi)     Discount for unsawn Sheet Ingot, as specified in Schedule A.

(b) In the event that the LME ceases or suspends trading in aluminium, ALCAN and ATA shall consult with each other with a view to agreeing on a substitute pricing arrangement.


6.       DELIVERY

The Sheet Ingot will be delivered to ATA DEQ Ulsan port once a month, unless otherwise mutually agreed. Based on a DEQ delivery, title shall transfer from ALCAN to ATA when the Sheet Ingot has been unloaded from the vessel on to the dock at Ulsan port.


7.       TECHNICAL SPECIFICATIONS

Technical specifications for the Sheet Ingot will be agreed separately on a per alloy basis. Both parties shall maintain a signed copy of the specification for each alloy.


8.       PAYMENT

(a)      ALCAN shall issue the invoice to ATA as per ATA'S written instructions.

(b) In all cases, the invoice date is the DEQ date. By agreement between the parties, either:

         (i) ATA shall provide Alcan with an irrevocable Letter of Credit for payment at sight, allowing for telegraphic reimbursement in favour of ALCAN, minimum fifteen (15) days prior to the invoice date described below, with expiry date not less than fifteen (15) days after that invoice date. The Letter of Credit will not be issued within the month of shipment as the LME CASH average price is not yet known and to avoid any risk of using provisional pricing.

         (II) ALCAN shall invoice ATA on the date of unloading at the Ulsan port.

         In either case, payment shall be made by ATA and received by ALCAN net ten (10) days from invoice date, which is the DEQ date.

(c) Payment by either of the above-mentioned methods can be extended up to ninety (90) days (from invoice date) at ATA's option with interest for the additional eighty (80) days to be charged at LIBOR plus 0.75 percent. LIBOR will be the rate on the third Wednesday of the month of scheduled shipment and will be the rate corresponding to the payment extension requested. This option must be exercised in writing to ALCAN prior to the fifteenth (15th) day of each month prior to the shipment month and must be guaranteed by ATA to ALCAN in the following manner:

         (i) by way of standby letter of credit in favour of ALCAN, covering up to three (3) months of shipments, guaranteeing payment in case of payment default by ATA; or

         (ii) By payment with a letter of credit with a 90-day deferred payment date, in favour of ALCAN.



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         (iii)    The letter of credit referred to in sub-clauses (i) and (ii)
                  hereof must issue from a tier one or tier two bank, as indicated in Schedule B hereto.

         Should alternative financing become available to ATA, which financing is acceptable to both ALCAN and ATA, the parties will negotiate in good faith terms of payment in accordance with this alternative financing.



9.       TOOLING

The existing tooling available at Casting Centre 4 at Kitimat is:

         500 x 1080mm
         500 x 1030mm
         500 x 1735mm
         520 x 1530mm
         560 x 1130mm

         or sizes available from adjustable moulds: 560 x 1230 - 1410mm and 560 x 1480 - 1720mm, with the possibility of a third adjustable mould of 560 x 1000 - 1250mm becoming available in 2004.

The existing tooling at Laterriere are:

         445 x 1422, 1562mm
         457 x 1143, 1676, 1829mm
         560 x 1230mm
         600 x 1070, 1115, 1400, 1600, 1705mm


10.      QUALITY AUDITS

To the mutual benefit of both Parties, ATA may from time to time audit the quality systems at the Kitimat Smelter. The questions for each audit shall be submitted by ATA to ALCAN at least 3 months prior to the beginning of the audit as scheduled by ATA and confirmed by ALCAN.


11.      SHORT-WEIGHT

If a short-weight is discovered at the port of discharge, ALCAN shall compensate ATA the corresponding amount provided the claim is made against ALCAN in writing within 30 days after discharge. ALCAN may request that a representative of ALCAN confirm the short-weight claim.


12.      WARRANTY

(a) Alcan warrants that (i) the Sheet Ingot will conform to the description thereof set forth in this Agreement and, unless otherwise specified, with the specifications and tolerances as shown in the appropriate purchase order in force on the date of this Agreement; (ii) such


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         Sheet Ingot will not be defective in materials or workmanship; and
         (iii) the title to such Sheet Ingot will be clear and free from encumbrances.

(b) ATA shall have no right to assert any claim against ALCAN that any Sheet Ingot delivered hereunder are defective or not as described herein unless Alcan is notified of the claim, and then only after Alcan has inspected such material and accepted that there is a basis for the claim. Should any such Sheet Ingot be found defective or not as so described, ALCAN will, at ATA'S option, take back such materials and credit ATA accordingly, or supply new materials. ALCAN shall not be otherwise liable in connection therewith. In particular, Alcan will not be liable for damages, consequential, incidental, indirect or otherwise, resulting from the delivery of Sheet Ingot which are defective, or not as so described, or from its failure to deliver suitable materials or from the use made by ATA or others of the materials delivered or from any other cause whatsoever.

         Every right, exemption from liability and defense of whatever nature to which ALCAN is entitled hereunder shall extend to protect every employee or agent of ALCAN and for this purpose ALCAN shall be deemed to be acting as agent or trustee on behalf of its employees and agents.


13.      CONCESSIONS

In the event of the material not meeting contractual specifications, ALCAN may request a "concession" from ATA in writing, and only ship this material after the concession has been approved by ATA in writing.


14.      FORCE MAJEURE

If by reason of force majeure, which shall mean for the purpose of this Agreement any cause not reasonably within the control of the party concerned, and in particular, without limiting the generality thereof, act of God, water shortage, war, curtailment of energy or raw material supplies, lockout, strike or other labour trouble, or in consequence of compliance with any direction or request of any government or governmental authority:

(a) ATA cannot take delivery of Sheet Ingot hereunder, such amount of Sheet Ingot which by reason of such occurrence ATA is unable to receive may be cancelled at the option of either party; or

(b) Any of ALCAN's then existing sources of supply for the place at which delivery hereunder is to be made are curtailed or cut off or are inadequate to meet the usual needs of ALCAN's business, the obligations of ALCAN during such period of curtailment or cessation or inadequate supply shall be reduced to the extent necessary in the judgement of ALCAN to apportion fairly among its customers, regardless of whether any such customer is related to ALCAN or whether a contract is in effect between ALCAN and any such customer, the Sheet Ingot then available for delivery and such amount as may be received from any other existing source of supply. ALCAN shall not be required to purchase any Sheet Ingot to replace the supplies so curtailed or cut off. Any tonnage not shipped when due for any cause hereinabove mentioned may be cancelled at the option of either party.



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However, the party so prevented from carrying out its obligations shall promptly take all reasonable actions to overcome such event, which is interfering with the take or shipment of Sheet Ingot.


15.      FAIRNESS

If for any reason beyond the control of the parties the basic premises on which this Agreement was entered or the economic circumstances change in such a way that the execution of this Agreement or any part thereof would cause undue hardship to one or other or both of the parties, or unduly favour one to the detriment of the other, the parties shall consult with one another to find a mutually acceptable and equitable solution with respect thereto.


16.      ARBITRATION

All disputes arising in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be the city of Vancouver, Canada.


17.      LAW

This Agreement shall be subject to and interpreted in accordance with the Laws of the Province of British Columbia, Canada.


18.      WAIVER

The failure of either of the parties hereto to insist, in any one or more instance, upon the performance of any of the terms or conditions hereof shall not be construed as a waiver or relinquishment of the right to insist upon the future performance of any such terms or conditions.


19.      ASSIGNMENT

Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, such consent not to be unreasonably withheld.


20.      NOTICES

All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given upon dispatch by registered or certified air mail, postage prepaid, addressed to the party to whom it was sent at the address of such party set forth below or at such other address as the party shall subsequently designate to the other party by notice given in accordance with this Clause:

            To ATA:                 Alcan Taihan Aluminum Limited
                                    23rd Floor, Yonsei Jaedan Severance Building
                                    84-11, 5-ga, Namdaemun-ro, Jung-gu



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                                    Seoul, 100-753, Korea
                                    Attention: Gieu Jin Cho.
                                    President & Representative Director
                                    Facsimile:  82-2-771-6350

            To ALCAN:               Alcan Inc.
                                    1188 Sherbrooke Street West
                                    Montreal, Quebec
                                    H3A 3G2  Canada
                                    Attention:  Jocelyn Gagne
                                    Vice President Metal Management and
                                    Trading, Alcan Primary Metal Group
                                    Facsimile: (514) 848-1345




IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized.



ALCAN INC.                                  ALCAN TAIHAN ALUMINUM LIMITED




By:      /s/ Jocelyn Gagne                  By:      /s/ Jacquie Bartlett
         ------------------------                    --------------------------
Name:    Jocelyn Gagne                      Name:    Jacquie Bartlett
Title:   Vice President,                    Title:   Director Metal Procurement
         Metal Management & Sales, APMG     Alcan Taihan Aluminium Limited



                                            By:      /s/ Gieu Jin Cho
                                                     --------------------------
                                            Name:    Gieu Jin Cho
                                            Title:   Executive Vice President
                                            Alcan Taihan Aluminium Limited



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